Exhibit 4.15

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to the Loan Agreement (this “Amendment”) is made effective as of April 23, 2026 (the “Amendment Effective Date”), by and between Nexera Technologies Ltd (formerly Jeffs’ Brands Ltd), a company organized under the laws of the State of Israel (the “Lander”) and Fort Technology Inc., a company organized under the laws of the State of British Columbia (“Borrower”).

WHEREAS,	the Borrower and the Lander are parties to a certain loan agreement, dated February 5, 2026 (the “Agreement”); and,

WHEREAS,	the parties hereto wish to amend certain provisions of the Agreement, as more fully set forth in this Amendment.

NOW THEREFORE,	in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Amendments

1.1.	As of the Amendment Effective Date, Section 1.4 of the Agreement shall be amended and restated in its entirely as follows:

“ 1.4 The outstanding and accrued Interest amount, beginning as of the Effective Date, shall be repaid on the Repayment Date (as defined below).”

1.2.	As of the Amendment Effective Date, Section 2.1 of the Agreement shall be amended and restated in its entirely as follows:

“2.1 The Borrower shall repay in full the Principal Amount, together with the any outstanding and unpaid accrued Interest thereon (the “Loan Amount”) upon December 31, 2027 (the “Repayment Date”).”

2.	Miscellaneous

2.1.	Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions. In case of any controversy between the Agreement and the herein terms, the latter shall govern and prevail.

2.2.	This Amendment constitutes an integral part of the Agreement. Any capitalized terms used and not herein defined shall have the meaning ascribed to them in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

/s/ Ronen Zalayet		/s/ Gabi Kabazo
Nexera Technologies Ltd		Fort Technology Inc.
Name:	Ronen Zalayet	Name:	Gabriel Kabazo
Title:	CFO	Title:	CEO
Date:	April 23, 2026	Date:	April 23, 2026